REGISTRATION RIGHTS AGREEMENT AMENDMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into as of this 22nd day of February 2013 by and among Pacific Mercantile Bancorp, a California corporation (the "Company"), and Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P. (the "Investors") and amends that certain Registration Rights Agreement by and among the Company and the Investors dated as of February 28, 2012 (the "Agreement"). The Company and the Investors may be referred to herein, collectively, as the "Parties" and individually as a "Party." All capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Agreement.

RECITALS

A. Under the terms of a Common Stock Purchase Agreement dated as of February 22, 2013 (the "Common SPA"), the Company has agreed to sell to the Investors, and the Investors have agreed to purchase from the Company, a total of up to 2,222,222 shares of the Company's common stock, on the terms and subject to the conditions and set forth in the Common SPA.

B. It is a condition precedent to the closing of the transactions contemplated by the Common SPA that the Company shall enter into this Amendment with the Investors in order to provide the Investors certain registration and other rights with respect to shares of common stock purchased thereunder.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Parties, the Company and the Investors hereby agree as follows:

AGREEMENT

1. AMENDMENT. Section 1.4 of the Agreement is hereby amended and restated in its entirety as follows:

> "1.4. 'Common Shares' means the shares of Common Stock purchased by the Investors pursuant to (i) the Amended and Restated Common Stock Purchase Agreement by among the Company and the Investors dated February 28, 2012 and (ii) the Common Stock Purchase Agreement by among the Company and the Investors dated February __, 2013."

2. No Further Amendments. Except as specifically amended hereby, the Agreement shall remain in full force and effect without any further amendment to its terms.

3. Counterparts. This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts, and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

4. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) Governing Law. This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of New York.

(b) Consent to Jurisdiction. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction any state or federal court sitting in New York, New York, Borough of Manhattan, in any proceeding arising out of or relating to this Amendment or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each party hereby irrevocably and unconditionally

(a) agrees not to commence any such proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (d) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such proceeding. Each Party hereto agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 7.2 of the Agreement. Nothing in this Amendment will affect the right of any Party to this Amendment to serve process in any other manner permitted by Applicable Law.

(c) WAIVER OF JURY TRIAL. Each Party acknowledges and agrees that any controversy which may arise under this Amendment is likely to involve complicated and difficult issues and, therefore, each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating in whole or in part to this Amendment or the transactions contemplated by this Amendment. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) one of the inducements to each such Party to enter into this Amendment by, among others, are the waivers and certifications contained in this Section 4.

5. Headings. The headings of the various sections and subsections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of or be considered in connection with the interpretation or application of any of the terms or provisions of this Amendment.

[Signatures of Parties follow on next page.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

PACIFIC MERCANTILE BANCORP

By: ______________________________
Name: Raymond E. Dellerba
Title: President & Chief Executive Officer

CARPENTER COMMUNITY BANCFUND, L.P.; and CARPENTER COMMUNITY BANCFUND-A, L.P.

By: CARPENTER FUND MANAGER GP, LLC, their General Partner

By: ______________________________
Name:
Title: Managing Member

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Registration Rights Agreement as of the date first above written.

PACIFIC MERCANTILE BANCORP

By: ______________________________
Name: Raymond E. Dellerba
Title: President & Chief Executive Officer

CARPENTER COMMUNITY BANCFUND, L.P.; and CARPENTER COMMUNITY BANCFUND-A, L.P.

By: CARPENTER FUND MANAGER GP, LLC, their General Partner

By: ______________________________
Name: John D. Flemming
Title: Managing Member

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